April 21, 2009 Investment Banking Presentation Prepared For The Special Committee of the Board of Directors of Logility, Inc. VRA Partners, LLC is a Member FINRA/SIPC. Exhibit (a)(5)

Preface
The information contained herein was prepared by VRA Partners, LLC (“VRA”) in connection with our engagement to advise the
Special Committee (the “Special Committee”) of the Board of Directors of Logility, Inc. (“Logility” or the “Company”) with respect to the announcement of a cash tender offer by American Software, Inc. (“Prospective Acquiror”) pursuant to a press release dated
March 18, 2009 in which the Prospective Acquiror announced its intention to acquire all of the outstanding shares of Logility’s common stock not already owned by the Prospective Acquiror at a price of $5.10 per share in cash (the “Proposed Acquisition”), and, if appropriate, to render an opinion to the Special Committee with respect to the fairness, from a financial point of view, to the
Company’s shareholders other than American Software, Inc. and any of its affiliates, of the consideration to be received in the
Proposed Acquisition.  This information and our analyses are not intended to be, nor should be, relied upon by any other party.
Any disclosure of the contents of this document to third parties by the Special Committee requires VRA’s written consent.
This document was prepared utilizing information provided by Logility and American Software, Inc. and obtained from certain other publicly available sources.  VRA has relied without independent verification upon the accuracy and completeness of the financial and other information discussed with or reviewed by us for purposes of our analyses except where we have actual knowledge as to the inaccuracy of incompleteness of such information.  With respect to the financial forecasts of Logility provided to or discussed with us, we have assumed, without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of
Logility as to the future financial performance of the Company, and we express no opinion with respect to such forecasts or the assumptions on which the forecasts are based.  VRA has not conducted a physical inspection of the properties and facilities of the
Company and has not made any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of the Company.
VRA’s analyses must be considered as a whole.  Selecting portions of our analyses, without considering all analyses, would create an incomplete view.  Individual estimates of value contained on our analyses are not necessarily indicative of actual value, which may be significantly more or less favorable than as set forth therein.  Estimates of the financial value of reference companies and their securities do not purport to be appraisals or necessarily reflect the actual values of such companies or their securities.
Because such estimates are inherently subject to uncertainty, VRA does not assume responsibility for their accuracy.  Our analyses are necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date hereof.  It should be understood that, although subsequent developments may affect these analyses, VRA does not have any obligation to update or revise its analyses.

Relative Pricing (%)
140
135
130
125
120
115
110
105
100
95
3/24
3/30
4/1
4/9
4/14
4/20
Logility Share Price
American Software Share Price

VRA PARTNERS
Investment Bankers

3 Index Price Performance Since the Announcement Date As of 4/20/2009. Logility Stock Performance and Trading Information Index Price Performance

Pricing (%)
120
110
100
90
80
70
60
1/2
1/8
1/14
1/20
1/26
1/30
2/5
2/11
2/17
2/23
2/27
3/5
3/11
3/17
Logility
American Software
Russell 2000
NASDAQ
Enterprise Software (1)

Pricing (%)
140
135
130
125
120
115
110
105
100
95
90
3/18
3/20
3/24
3/26
3/30
4/1
4/3
4/7
4/9
4/14
4/16
4/20
Logility
American Software
Russell 2000
NASDAQ
Enterprise Software (1)

VRA PARTNERS
Investment Bankers

Logility Stock Performance and Trading Information
Logility Versus Major Market Indices
January 1, 2009 to the Announcement Date Announcement Date to Current
% Change
Logility 8.22%
American Software (10.85%)
Russell 2000 (20.21%)
NASDAQ (10.42%)
Enterprise Software (1) (13.05%)
% Change
Logility 2.40%
American Software 18.26%
Russell 2000 8.35%
NASDAQ 7.85%
Enterprise Software (1) 14.00%
As of April 20, 2009.
(1)
Includes Epicor Software Corp. (EPIC), I2 Technologies, Inc. (ITWO), JDA Software Group Inc. (JDAS), Lawson Software, Inc. (LWSN), Manhattan Associates, Inc.
(MANH), Oracle Corp. (ORCL), QAD Inc. (QADI) and SAP AG (SAP).

Company Name	Equity Market Value	Enterprise Value [1]	Cash	Total Debt	Latest Twelve Months Revenue	EBITDA [2]	EBITDA%	EBIT [3]	EBIT%
Selected Enterprise Software Companies									
Epicor Software Corporation	275.0	510.7	89.8	325.5	487.9	76.3	15.6%	68.1	14.0%
I2 Technologies, Inc.	172.4	13.7	243.8	85.1	255.8	39.0	15.3%	35.5	13.9%
JDA Software Group Inc.	375.5	342.8	32.7	0.0	390.3	97.4	24.9%	87.7	22.5%
Lawson Software, Inc.	818.2	745.8	317.8	245.4	804.2	106.4	13.2%	90.4	11.2%
Manhattan Associates, Inc.	342.8	254.0	88.7	0.0	337.2	53.8	15.9%	44.3	13.1%
Oracle Corp.	93,787.9	93,731.9	11,294.0	11,238.0	23,630.0	11,144.0	47.2%	10,880.0	46.0%
QAD Inc.	89.5	75.0	31.5	17.0	263.4	7.0	2.7%	(3.2)	NM
SAP AG	35,645.2	36,566.8	2,309.0	3,230.6	15,454.2	5,075.0	32.8%	4,312.0	27.9%
American Software, Inc.	$134.2	$63.9	$70.3	$0.0	$80.7	$9.4	11.6%	$7.8	9.7%
Logility Inc.	66.2	18.9	47.3	0.0	42.4	9.7	22.8%	9.2	21.7%

VRA PARTNERS Investment Bankers

Financial and Trading Data for Reference Publicly Traded Companies
Reference Public Company Analysis
Financial Data
($ in millions)
As of 4/20/2009.
Note: Financial data as of most recent company filings.
(1)Market value of equity plus net debt.
(2)Excludes non-recurring and extraordinary items.

As of 4/20/2009.
Note: Financial data as of most recent company filings.
(1) Excludes non-cash items such as stock-based compensation, non-recurring and extraordinary items.
(2) Represents cash earnings per share as presented in each company’s earnings press release.  Calendar year forward looking consensus estimates provided by Reuters.
(3) Represents Management’s projections as of April 3, 2009.
Trading Multiples for Reference Publicly Traded Companies
Reference Public Company Analysis
Trading Multiples
($ in millions, except per share data)
Enterprise Value to Enterprise Value to 5 Year Est. Market  Value
% of 52 Wk. Enterprise Value to LTM: Estimated 2009
(2)
: LTM Maintenance P/E Ratio
(2)
EPS Growth to Tangible
Company High Revenue
EBITDA
(1)
EBIT
(1)
Revenue EBITDA Revenue Gross Profit LTM 2009 2010 Rate Book Value
Selected Enterprise Software Companies
Epicor Software Corporation 50.7% 1.05 6.7 7.5 1.12 7.7 2.66 3.54 7.0 7.9 7.0 12.0% NM
I2 Technologies, Inc. 53.8% 0.05 0.4 0.4 0.06 NA 0.16 0.18 9.2 14.5 11.1 10.0% 1.52
JDA Software Group Inc. 56.8% 0.88 3.5 3.9 0.92 4.0 1.87 2.50 8.1 8.2 7.5 NA 6.36
Lawson Software, Inc. 57.1% 0.93 7.0 8.2 1.06 6.6 2.21 2.75 14.3 14.2 NM 10.0% 32.32 *
Manhattan Associates, Inc. 52.5% 0.75 4.7 5.7 0.97 7.9 NA NA 10.5 23.7 18.5 12.5% 3.08
Oracle Corp. 79.7% 3.97 * 8.4 8.6 4.11 * 8.6 NA NA 13.1 13.3 12.1 14.1% NM
QAD Inc. 36.0% 0.28 10.7 * NM 0.34 6.9 NA NA NM 44.8 * 48.5 * NA 2.14
SAP AG 71.4% 2.37 7.2 8.5 2.33 7.9 NA NA 11.6 11.6 10.2 10.3% 11.51 *
High 79.7% 3.97 x 10.7 x 8.6 x 4.11 x 8.6 x 2.66 x 3.54 x 14.3 x 44.8 x 48.5 x 14.1% 32.32 x
Mean 57.2% 0.90 5.4 6.1 0.97 7.1 1.73 2.24 10.6 13.3 11.0 11.5% 3.28
Median 55.3% 0.90 6.9 7.5 1.02 7.7 2.04 2.63 10.5 13.8 11.1 11.1% 4.72
Low 36.0% 0.05 0.4 0.4 0.06 4.0 0.16 0.18 7.0 7.9 7.0 10.0% 1.52
Excludes Oracle and SAP
High 57.1% 1.05 x 10.7 8.2 x 1.12 x 7.9 x 2.66 x 3.54 x 14.3 x 44.8 x 48.5 x 12.5% 32.32 x
Mean 51.1% 0.66 4.5 5.2 0.74 6.6 1.73 2.24 9.8 13.7 11.0 11.1% 3.28
Median 53.1% 0.82 5.7 5.7 0.95 6.9 2.04 2.63 9.2 14.3 11.1 11.0% 3.08
Low 36.0% 0.05 0.4 0.4 0.06 4.0 0.16 0.18 7.0 7.9 7.0 10.0% 1.52
American Software, Inc. 79.0% 0.79 x 6.8 x 8.2 x 0.78 x 4.9 x 2.25 x 3.05 x 38.1 x 26.4 x 14.5 x 17.0% 1.95 x
Logility Inc.
(3)
56.4% 0.45 2.0 2.1 0.47 2.1 0.81 1.04 10.7 11.2 NA NA 1.48

Reference Public Company Analysis
Multiple Analysis
As of 4/20/2009.
Note: Financial data as of most recent company filings.
(1)Market value of equity plus net debt.
(2)Excludes non-recurring and extraordinary items.
Proposed
Multiples for Peer Companies Acquisition at
Mean Median High Low $5.10 / share
Enterprise Value to Net Sales
LTM 0.90 x 0.90 x 3.97 x 0.05 x 0.45 x
Calendar 2009P 0.97 1.02 4.11 0.06 0.47
Enterprise Value to LTM Maintenance
Net sales 1.73 x 2.04 x 2.66 x 0.16 x 0.81 x
Gross Profit 2.24 2.63 3.54 0.18 1.04
Enterprise Value to EBITDA
LTM 5.4 x 6.9 x 10.7 x 0.4 x 2.0 x
Calendar 2009P 7.1 7.7 8.6 4.0 2.1
Enterprise Value to EBIT
LTM 6.1 x 7.5 x 8.6 x 0.4 x 2.1 x
Equity Value to Net Income
LTM 10.6 x 10.5 x 14.3 x 7.0 x 10.7 x
Calendar 2009P 13.3 13.8 44.8 7.9 11.2
Equity Value to Tangible Book Value
at 1/31/2009 3.28 x 4.72 x 32.32 x 1.52 x 1.48 x

Reference Public Company Analysis
Multiple Analysis – Excludes SAP and Oracle
As of 4/20/2009.
Note: Financial data as of most recent company filings.
(1)Market value of equity plus net debt.
(2)Excludes non-recurring and extraordinary items.
Proposed
Multiples for Peer Companies Acquisition at
Mean Median High Low $5.10 / share
Enterprise Value to Net Sales
LTM 0.66 x 0.82 x 1.05 x 0.05 x 0.45 x
Calendar 2009P 0.74 0.95 1.12 0.06 0.47
Enterprise Value to LTM Maintenance
Net sales 1.73 x 2.04 x 2.66 x 0.16 x 0.81 x
Gross Profit 2.24 2.63 3.54 0.18 1.04
Enterprise Value to EBITDA
LTM 4.5 x 5.7 x 10.7 x 0.4 x 2.0 x
Calendar 2009P 6.6 6.9 7.9 4.0 2.1
Enterprise Value to EBIT
LTM 5.2 x 5.7 x 8.2 x 0.4 x 2.1 x
Equity Value to Net Income
LTM 9.8 x 9.2 x 14.3 x 7.0 x 10.7 x
Calendar 2009P 13.7 14.3 44.8 7.9 11.2
Equity Value to Tangible Book Value
at 1/31/2009 3.28 x 3.08 x 32.32 x 1.52 x 1.48 x

Reference Public Company Analysis
Implied Valuation
($ in thousands, except per share data)
Mean Implied Net Debt Implied Implied
Logility Peer Enterprise at Equity Equity Value
Valuation Metric Weighting Financials Multiple Value 1/31/2009 Value Per Share (1)
Enterprise Value to Net Sales: 30.0%
LTM 18.0% $42,392 0.90 x $38,215 ($47,309) $85,524 $6.59
Calendar 2009E 12.0% 40,662 0.97 39,525 (47,309) 86,834 6.69
Enterprise Value to Adjusted EBITDA: 35.0%
LTM 21.0% $9,685 5.4 x $52,458 ($47,309) $99,767 $7.68
Calendar 2009P 14.0% 9,062 7.1 63,984 (47,309) 111,293 8.57
Enterprise Value to Adjusted EBIT: 10.0%
LTM 10.0% $9,178 6.1 x $56,207 ($47,309) $103,516 $7.97
Equity Value to Adjusted Net Income 20.0%
LTM 12.0% $6,189 10.6 x $17,998 ($47,309) $65,307 $5.03
Calendar 2009P 8.0% 5,927 13.3 31,805 (47,309) 79,114 6.09
Equity Value to Tangible Book Value 5.0% $44,754 3.28 x $99,339 ($47,309) $146,648 11.29
at 1/31/2009
Mean $49,941 $97,250 $7.49
Median 45,992 93,301 7.18
Weighted Mean 46,887 94,196 7.25
High 99,339 146,648 11.29
Low 17,998 65,307 5.03
As of 4/20/2009.
* Excluded from mean NA – Not available NM – Not meaningful
(1)Assumes 12,987,010 fully diluted shares outstanding.

Reference Public Company Analysis
Implied Valuation – Excludes SAP and Oracle
($ in thousands, except per share data)
Mean Implied Net Debt Implied Implied
Logility Peer Enterprise at Equity Equity Value
Valuation Metric Weighting Financials Multiple Value 1/31/2009 Value Per Share (1)
Enterprise Value to Net Sales: 30.0%
LTM 18.0% $42,392 0.66 x $27,867 ($47,309) $75,176 $5.79
Calendar 2009E 12.0% 40,662 0.74 30,293 (47,309) 77,602 5.98
Enterprise Value to Adjusted EBITDA: 35.0%
LTM 21.0% $9,685 4.5 x $43,193 ($47,309) $90,502 $6.97
Calendar 2009P 14.0% 9,062 6.6 59,750 (47,309) 107,059 8.24
Enterprise Value to Adjusted EBIT: 10.0%
LTM 10.0% $9,178 5.2 x $47,310 ($47,309) $94,619 $7.29
Equity Value to Adjusted Net Income 20.0%
LTM 12.0% $6,189 9.8 x $13,560 ($47,309) $60,869 $4.69
Calendar 2009P 8.0% 5,927 13.7 33,888 (47,309) 81,197 6.25
Equity Value to Tangible Book Value 5.0% $44,754 3.28 x $99,339 ($47,309) $146,648 11.29
at 1/31/2009
Mean $44,400 $91,709 $7.06
Median 38,540 85,849 6.61
Weighted Mean 40,123 87,432 6.73
High 99,339 146,648 11.29
Low 13,560 60,869 4.69
As of 4/20/2009.
* Excluded from mean NA – Not available NM – Not meaningful
(1)Assumes 12,987,010 fully diluted shares outstanding.

(1)

Sum of the Parts Analysis
($ in thousands, except per share data)
LTM Adj. EPS P/E Ratio
Reference Company (exl. Net Interest Income) (exl. Net Interest Income)
Epicor Software Corporation $0.75 6.1 x
I2 Technologies, Inc. $0.89 8.9
JDA Software Group Inc. $1.52 7.8
Lawson Software, Inc. $0.35 14.1
Manhattan Associates, Inc. $1.33 10.9
Oracle Corp. $1.50 12.5
QAD Inc. ($0.70) NM
SAP AG $2.54 11.4
Mean 10.3 x
Median 10.9
Current Analysis Excl. Net Interest Income
Logility LTM Adj. Net Income $6,189 $5,696
Mean Peer Multiple 10.6x 10.3x
Implied Equity Value $65,307 $58,480
Implied Equity Value Per Share $5.03 $4.50
$3.64
Implied Equity Value Per Share (1)
$8.15
As of 4/20/2009.
*Excluded from mean NA – Not available NM – Not meaningful
(1)Assumes 12,987,010 fully diluted shares outstanding.
(2)Represents cash and investments of $47,309,000 as of 01/31/2009.
Cash and Investments Per Share
(1)(2)